Exhibit 10.20

Private & confidential to

Steffen Føreid (the ‘Participant’)

Stock Options

1,000,000 stock options are granted to the Participant on the terms set out in this allocation letter, in the Stock Option policy and in any resolutions decided upon by either the Board of Directors or Annual General Assembly.

The Options will be subscribed by Freyr AS (the ‘Company’) and transferred to the Participant immediately after vesting. The Options are granted without consideration from the Participant other than the relevant Exercise price.

The Participant shall pay the Exercise price for each Option that is exercised. The Exercise Price is determined by the Board of Directors of the Company according to the Stock Option Plan.

Grant schedule

	Grant date	Options granted	Exercise price
	24.07.2020	375 000	1.50 NOK
	Financial close 1st facility (Fast track)	375 000	1.50 NOK	options earmarked for the Optionee at the relevant Exercise price, granted after 12 months in the job.
	Financial close 2nd facility	250 000	1.50 NOK
	TOTAL	1 000 000
Vesting date		01.10.2023
Exercise period		01.10.23 - 30.09.25

Options that have not been exercised by 17:00 hours (CET) on 30.09.25 will lapse without any consideration and may not be exercised by the Participant.

Date: 24th July 2020	Date:

Place: Oslo	Place:

/s/ Tom Jensen	/s/ Steffen Føreid
Tom Jensen, CEO Freyr AS	Participant